UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2026

ATOMERA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37850	30-0509586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 University Avenue, Suite 280

Los Gatos, California 95032

(Address of principal executive offices)

(408) 442-5248

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $0.001	ATOM	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2026, Atomera Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), an aggregate of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $5.00 per share (the “Shares”), for gross proceeds from the Offering of $25 million, before deducting the placement agent fee and estimated offering expenses.

The Shares are offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-287603) that was filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2025 and declared effective on June 3, 2025. A prospectus supplement and accompanying base prospectus describing the terms of the Offering will be filed with the SEC.

The closing of the Offering is expected to take place on February 24, 2026, subject to customary closing conditions. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 90-day period following the closing of the Offering.

In connection with the Offering, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Craig-Hallum Capital Group, LLC (“Craig-Hallum”), pursuant to which Craig-Hallum agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company pursuant to the Purchase Agreement. As compensation for such placement agent services, the Company has agreed to pay Craig-Hallum an aggregate cash fee equal to 5.0% of the gross proceeds received by the Company from the Offering and the reimbursement of up to $75,000 of legal and other expenses as actually incurred.

Each of the Company’s executive officers and directors have entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which each have agreed, subject to certain exceptions set forth therein, not to dispose of or hedge any shares of common stock of the Company or securities convertible into or exchangeable for shares of common stock during the period from the date of the Lock-Up Agreement continuing through the close of business 90 days after the date of the prospectus supplement.

The foregoing summaries of the form of Purchase Agreement and Placement Agent Agreement and Lock-Up agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

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Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the pricing of the Offering on February 23, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits	Method Filing

Filed Electronically herewith

5.1	Opinion of Greenberg Traurig, LLP	Filed Electronically herewith
10.1	Form of Securities Purchase Agreement dated February 23, 2026 between the Registrant and the purchasers thereto	Filed Electronically herewith
10.2	Placement Agent Agreement dated February 23, 2026 between the Registrant and Craig-Hallum Capital Group, LLC	Filed Electronically herewith
10.3	Form of Lock Up Agreement	Filed Electronically herewith
23.1	Consent of Greenberg Traurig, LLC	Contained in Exhibit 5.1
99.1	Press Release dated February 23, 2026	Filed Electronically herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed Electronically herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATOMERA INCORPORATED

Dated: February 24, 2026	/s/ Francis B. Laurencio
Francis B. Laurencio, Chief Financial Officer

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